SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

Ampco-Pittsburgh Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-898 (Commission File Number)	25-1117717 (IRS Employer Identification No.)

726 Bell Avenue, Suite 301, Carnegie, PA		15106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 2, 2015, Ampco-Pittsburgh Corporation (“Ampco”) announced that it entered into a definitive agreement (the “Purchase Agreement”) with Altor Fund II GP Limited to acquire Åkers AB and certain of its affiliated companies. The Purchase Agreement provides for the payment of aggregate consideration of $80,000,000, subject to certain adjustments, including, but not limited to, a net working capital adjustment.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On December 2, 2015, Ampco issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 8.01, including the information in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number

99.1	Press Release dated December 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Marliss D. Johnson
Marliss D. Johnson
Chief Financial Officer and Treasurer

Dated: December 2, 2015